GigaBeam Receives NASDAQ Staff Determination Letter Regarding the Non-filing of its 10-QSB for the Quarter Ended June 30, 2007.

DURHAM, NC., August 29, 2007 - GigaBeam Corporation (NASDAQ: GGBM), deploying WiFiber® “wireless fiber optics” technology to economic centers across the globe, today announced that it received a NASDAQ Staff Determination letter on August 23, 2007 indicating that the company is not in compliance with the filing requirements for continued listing as set forth in NASDAQ Marketplace Rule 4310(c)(14) and that the company's common stock is, therefore, subject to delisting from The NASDAQ Stock Market. Marketplace Rule 4310(c)(14) requires the company to make on a timely basis all filings with the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934, as amended. As anticipated, the letter was issued in accordance with NASDAQ procedures due to the delayed filing of the company's Form 10-QSB for the quarter ended June 30, 2007. The Company intends to file its quarterly report on Form 10-QSB with the Securities and Exchange Commission as soon as its auditors complete their review. By filing this report, the company will satisfy the requirements of Marketplace Rule 4310(c)(14). The company believes that as a result of this filing, it will regain compliance.

GigaBeam's WiFiber technology is similar to terrestrial fiber in terms of speed and reliability. WiFiber has a substantial advantage over terrestrial fiber because it can be rapidly deployed and costs significantly less to deploy than terrestrial fiber. Terrestrial fiber can take months to deploy and also require significant regulatory and environmental approvals prior to installation.

GigaBeam WiFiber products operate in the 71-76 GHz and 81-86 GHz upper millimeter wave spectrum bands. The Federal Communications Commission and the European Conference of Postal and Telecommunications Administrations (CEPT) and certain other countries have authorized this portion of the spectrum for licensed wireless commercial use.

About GigaBeam Corporation

GigaBeam's WiFiber® product ushers in a new era of communications by allowing customers to bypass the restrictive telecom oligopoly and connect directly to any city's fiber optics hub or Point-of-Presence (POP). The disruptive impact of an easily deployable, low cost alternative to fiber optics cables is difficult to overestimate, especially since WiFiber's point-to-point high-speed units transmit data via the highest approved radio frequency at speeds equal to 641 T1 lines or 1000 DSL lines.

Current GigaBeam partners and customers include Google, Verizon, ING, Sprint, The Department of Defense, as well as several cities and universities such as San Francisco and Boston University. The company has implemented a strategy to expand into major metropolitan areas around the world.

GigaBeam's management team, which pioneered rule making in the 70GHz and 80GHz spectrum, is fully committed to augmenting current revenues through a network of authorized dealers and resellers across North America, South America, Europe, Africa, the Middle East, India and Asia that have local expertise and established contacts. GigaBeam is a company with market disruptive wireless technology, a pioneering management team and a worldwide network dedicated to penetrating major metropolitan markets around the globe.

To learn more about GigaBeam's revolutionary wireless technology, please visit www.gigabeam.com/.

For investor-specific information and resources, visit http://www.trilogy-capital.com/tcp/gigabeam.

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To view an investor fact sheet about the company, visit http://www.trilogy-capital.com/tcp/gigabeam/factsheet.html.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties. We generally use words such as "believe," "may," "could," "will," "intend," "expect," "anticipate," "plan," and similar expressions to identify forward-looking statements, including statements regarding our expansion plans. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in this press release, our annual report on Form 10-KSB and other filings we made from time to time filed with the Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

Contact:

Investor Contact
Mark Hahn
GigaBeam Corporation
Tel: 919-313-3992
Email: Mark.Hahn@gigabeam.com

Company Contact
Marijke McCandless
GigaBeam Corporation
Director, Marketing Communications and Investor Relations
Tel: 919.599.6210
Email: Marijke.mccandless@gigabeam.com